DEFINITIVE  PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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GENERAL ENVIRONMENTAL MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAL ENVIRONMENTAL MANAGEMENT, INC
3191 Temple Avenue, Ste 250,
Pomona, CA 91768

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 29, 2007
Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of General Environmental Management, Inc., a Nevada corporation (the “Company”). The meeting will be held on January 29, 2007 at 10:00 a.m., local time, at the office 3191 Temple Avenue, Ste 250, Pomona, CA 91768, for the following purposes:

1.  To grant the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized common shares $.001 par value, from 200,000,000 to one billion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES, $.001 PAR VALUE, FROM 200,000,000 TO ONE BILLION.

2.  To grant the Board of Directors the authority to amend the Certificate of Incorporation to combine shares of the Company’s common stock to effect a one for 30 reverse stock split of the common stock:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, PAR VALUE $.001 PER SHARE, BY A RATIO OF 1-FOR-30.

3. To grant the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized preferred shares, $.001 par value, from 50,000,000 to 100,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SERIES B CONVERTIBLE PREFERRED STOCK $.001 PAR VALUE, FROM 50,000,000 TO 100,000,000.

No other business may be transacted.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Special Meeting is December 27, 2006. On November 30, 2006 there were 128,382,181 shares of common stock outstanding and entitled to vote. Each such share is entitled to one vote. In addition, there were 2,479,000 shares of Series “B” Convertible Preferred Stock (“Series B Preferred Stock”) outstanding. Each share of Series B Preferred Stock is entitled to 20 votes. Only stockholders of record at the close of business on December 27, 2006 may vote at the Special Meeting or any adjournment or postponement thereof. This Notice of Special Meeting of Stockholders and Proxy Statement and form of proxy are being distributed on or about January 10, 2007 by Order of the Board of Directors.

Timothy J. Koziol
President and Chief Executive Officer
Pomona, California
January 10, 2007

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your representation at the Special Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy card, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a legal proxy issued in your name from that record holder.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
3191 Temple Avenue, Ste 250,
Pomona, CA 91768

PROXY STATEMENT
FOR THE 2007 SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 29, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of General Environmental Management, Inc. (referred to as the “Company” or “GEM”) is soliciting your proxy to vote at the Company’s 2007 Special Meeting. You are invited to attend the Special Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. The Company intends to mail this proxy statement and accompanying proxy card on or about January 10, 2007 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, December 27, 2006, will be entitled to vote at the Special Meeting. As of the record date, there were 128,382,181 shares of GEM’s common stock and 2,479,000 shares of GEM’s preferred stock outstanding and entitled to vote. For information regarding security ownership by management and by the beneficial owners of more than 5% of GEM’s common stock, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Stockholders of Record: Shares Registered in Your Name

If on December 27, 2006 your shares were registered directly in your name with GEM’s transfer agent, Colonial Stock Transfer Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 27, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a legal proxy from your broker or other agent. If you fail to instruct your organization how you would like to have your shares voted, they will not be voted.

May I attend the Special Meeting?

All stockholders of record as of the close of business on December 27, 2006 may attend the Special Meeting. You must have a proxy card or other evidence of your ownership of shares eligible to be voted as of the record date (such as a copy of your brokerage or bank account statement) to attend the Special Meeting. Also, stockholders will be asked to present valid government-issued photo identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting. No items will be allowed into the Special Meeting that might pose a concern for the safety of those attending.

If you are a registered stockholder, you will receive a proxy card in the mail. Please bring the proxy card, or other evidence of your ownership of shares eligible to be voted as of the record date, to the Special Meeting.

If a broker, bank, trustee, nominee or other third party holds your shares, please inform that party that you plan to attend the Special Meeting and ask for a legal proxy. Bring the legal proxy to the stockholder registration area when you arrive at the Special Meeting and we will admit you to the Special Meeting. If you cannot obtain a legal proxy in time, we will admit you to the Special Meeting if you bring a copy of your brokerage or bank account statement showing that you owned GEM stock as of December 27, 2006.

On what proposals am I voting?

The following three matters are scheduled for a vote:

o	To grant the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized common shares $.001 par value, from 200,000,000 to one billion.

o
To grant the Board of Directors the discretion and authority to amend the Certificate of Incorporation to effect a reverse split of the outstanding common stock of the Company, par value $.001 per share, by a ratio of 1-for-30.

o	To grant the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized preferred shares $.001 par value, from 50,000,000 to 100,000,000.

How do I vote?

You may either vote “For” or “Against” or abstain from voting on each of the matters to be voted on. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy.

•	To vote in person: come to the Special Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card: simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, the designated proxy holders will vote your shares as you direct, except with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof, the designated proxy holders have discretionary authority to vote your shares.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from GEM. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

How many votes do I have?

On each matter to be voted upon, holders of common stock have one vote for each share of common stock you own as of December 27, 2006 and holders of Series B Preferred Stock have 20 votes for each share of Series B Preferred Stock you own as of December 27, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted

o	“For” granting the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized common shares $.001 par value, from 200,000,000 to one billion.

o
“For” granting the Board of Directors the discretion and authority to amend the Certificate of Incorporation to effect a reverse split of the outstanding common stock of the Company, par value $.001 per share, by a ratio of 1-for-30.

o	“For” granting the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized preferred shares $.001 par value, from 50,000,000 to 100,000,000.

As set forth on the proxy card, if any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares at his or her discretion.

Who is paying for this proxy solicitation?

GEM will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the closing of the polls at the Special Meeting. You may revoke your proxy in any one of three ways:

•	You may complete, sign, date and mail another proxy card bearing a later date and deliver such proxy card to us prior to the Special Meeting;

•	You may send a written notice that you are revoking your proxy to our Secretary at 3191 Temple Avenue, Ste 250, Pomona, CA 91768 and deliver such notice to us prior to the Special Meeting.

•	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes will have the effect on each Proposal as indicated below. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.

How many votes are needed to approve each proposal?

•
Proposal 1-- the granting to the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized common shares $.001 par value, from 200,000,000 to one billion, a “For” vote by a majority of the votes present in person or by proxy. “Withheld votes” and Broker non-votes will have no effect.

•
Proposal 2-- the granting to the Board of Directors the discretion and authority to amend the Certificate of Incorporation to effect a reverse split of the outstanding common stock of the Company, par value $.001 per share, by a ratio of 1-for-30, a “For” vote by a majority of the votes present in person or by proxy. “Withheld votes” and Broker non-votes will have no effect.

•
Proposal 3-- the granting to the Board of Directors the authority to amend the Certificate of Incorporation to increase the number of authorized preferred shares, $.001 par value, from 50,000,000 to 100,000,000, a “For” vote by a majority of the votes present in person or by proxy voting as a separate class. “Withheld votes” and Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if at least a majority of the stock issued and outstanding and entitled to vote at the Special Meeting is present in person or represented by proxy at the Special Meeting.

Your shares will be counted as present at the Special Meeting if you submit a valid proxy vote or vote at the Special Meeting. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining the quorum requirement. If there is no quorum, a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

Dissenter’s or Appraisal Rights

The Company’s shareholders are not entitled to dissenter’s or appraisal rights under Nevada law in connection with the amendments.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2007.

OVERALL REASON FOR THE MEETING

The Board of Directors has determined that it is in the best interests of the Company and the stockholders to adjust the capital structure of the Company so that the Company, as a result of the adjustments, has under 15 million shares of common stock issued and outstanding. In order to fulfill the Company’s commitments to certain purchasers of its Series B Convertible Preferred stock, the Company must first amend its Articles of Incorporation to increase the number of common shares authorized to allow for the issuance of common stock. After conversion of the Series B, and giving effect to the number of shares that are reserved for issuance upon the exercise of options and warrants, the Company would have approximately 248,895,622 common shares outstanding (323,895,622 if 3,000,000 shares of Series C are sold prior to the filing of the Amendment to increase the authorized common stock). The Board of Directors believes that the Company’s best interest would be served if a “reverse split’ of the shares would occur after the issuance of the common shares upon the conversion of the Series B, reducing the issued and outstanding common stock to under 15 million shares. The Board of Directors believes that the reduction in common shares outstanding will increase investor interest in the Company. Further, by increasing the authorized common stock and increasing the authorized preferred stock, the Board of Directors will have more flexibility to enter into financing or acquisition transactions without having to wait for the stockholder approval of the issuance of additional shares of common or preferred stock.

The plan is therefore, assuming stock holder approval at the meeting: First-- file an amendment to the Articles of Incorporation increasing the authorized common stock from 200 million to one billion and increasing the authorized preferred stock from 50 million to 100 million; Second-- convert all Series B into common stock; Third-- file another amendment to the Articles of Incorporation implementing a reverse split of the common stock at a ratio of 1-for-30.

PROPOSAL 1

TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES $.001 PAR VALUE, FROM 200,000,000 TO ONE BILLION.

The Board of Directors has approved, subject to shareholder approval, an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized common shares from two hundred million (200,000,000) to one billion (1,000,000,000). The Board of Directors has determined that this amendment is advisable and in the best interests of the Company and its shareholders.

At the Special Meeting, shareholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that shareholders vote FOR the amendment.

Reasons for the Amendment

Currently, the Company is authorized to issue 200,000,000 common shares. Of the 200,000,000 common shares authorized, as of November 30, 2006, there were 128,382,181 common shares issued and outstanding and 14,515,150 common shares reserved for issuance upon the exercise of outstanding options, including, without limitation, the benefit plans of the Company. Consequently, the Company has approximately 57,102,669 common shares available for general corporate purposes.

In addition, the Company is authorized to issue 50 million shares of preferred stock, 3 million of which has been designated as “Series A Convertible Preferred” (“Series A”), 19 million of which has been designated as “Series B Convertible Preferred” (“Series B”), 16 million which have been designated as Series C (“Series C”) and 12 million of which have no terms designated by the Board of Directors. As of November 30, 2006, there were: a) no Series A Convertible Preferred outstanding, b) 2,479,000 shares of Series B outstanding, and c) no Series C outstanding. Each share of Series A is convertible into one share of common stock has no votes to cast at any meeting of common stockholders. Each share of Series B will be automatically converted into 20 shares of common stock at the time the Company effectuates an amendment (the “Amendment”) to its Articles of Incorporation in accordance with Nevada General Corporation Law to increase the authorized number of shares of common stock in an amount sufficient to allow for the full conversion of all outstanding and issued shares of Series B into shares of common stock. Each share of Series B has 20 votes to cast at any meeting of common stockholders. Each share of Series C will be automatically converted into 25 shares of common stock at the time the Company effectuates an amendment (the “Amendment”) to it’s Articles of Incorporation in accordance with Nevada General Corporation Law to increase the authorized number of shares of common stock in an amount sufficient to allow for the full conversion of all outstanding and issued shares of Series C into shares of common stock. Each share of Series C has 20 votes to cast at any meeting of common shareholders.

From May 22, 2006 to August 31, 2006, the Company had raised $4,753,277 for working capital, through the sale of Convertible Notes. On August 31, 2006, the Company converted all of the Convertible Notes into 95,065,546 shares of common stock at $.05 per share.

From September 1, 2006 to November 30, 2006, the Company had raised $2,454,000 for working capital, through the sale of 2,454,000 shares of Series B at $1.00 per share. The Company is currently attempting to sell an additional 3 million shares of Series C at $1.00 per share through a private placement to “accredited investors.” If the Company is successful in selling the additional $3 million of Series C, it would have 3,000,000 of Series C outstanding. Series C is convertible into 75,000,000 shares of common stock. The Company does not have sufficient shares of common stock authorized to convert the Series C into common stock.

The Board of Directors had designated Series B and Series C to allow the Company to raise the working capital it needs through the sale of equity at the equivalent of $.05 and $.04 per share of common stock respectively. The Board of Directors has committed to the purchasers of the Series B and Series C, that it would call a meeting of stockholders to approve the Amendment to increase the authorized common stock, so that the Series B and Series C can be automatically converted into common stock. The Board of Directors has determined that the Company shall issue to the investors un the Convertible Notes and the investors in the Series B, upon the filing of the Amendment to increase the authorized common stock, a number of shares or pre-reverse split shares of common stock, so that each of the investors in the Convertible Notes and the Series B will receive the equivalent amount of pre-reverse split common shares as if the Convertible Notes and Series B were converted at $.04 per share. Accordingly, the Company: a) will issue to the investors in the Convertible Notes, an additional 23,766,379 shares of common stock (pre-reverse split) upon the filing of the Amendment to increase the authorized common stock; and b) issue to the Series B a total of 61,975,000 shares of common stock (pre-reverse split) upon the approval of the Amendment to increase the authorized common stock.

Also, other than the issuance of common stock upon the conversion of the Series B and Series C, the Board of Directors has proposed the increase in authorized common shares to enable the Company as a means of providing it with the additional flexibility to act with respect to the issuance of common shares or securities exercisable for, or convertible into, common shares in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Amended Articles of Incorporation at that time.

The Board of Directors has no current specific plans to authorize the issuance of additional common shares, except as stated above, and in connection with possible future awards under employee benefit plans. However, the Company is considering, and will continue to consider, various financing alternatives, including potential capital market transactions. In connection with the Company’s overall financing initiatives, from time to time, the Board of Directors has considered and will continue to consider the issuance of common shares or securities convertible into common shares. If stockholders approve the amendment to the Amended and Restated Articles of Incorporation, then the Board of Directors would have more flexibility to pursue opportunities to engage in possible future capital market transactions involving common shares or securities convertible into common shares, including, without limitation, public offerings or private placements of such common shares or securities convertible into common shares.

Ability of the Board to Issues Shares; Certain Issuances Requiring Shareholder Approval

If the Amendment is approved by the stockholders, the additional common shares authorized by the amendment may be issued from time to time upon authorization by the Board of Directors, without further approval by the shareholders unless required by applicable law, rule or regulation. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

VOTE REQUIRED

A “For” vote by a majority of the votes of the shares of common stock and Series B Preferred Stock present in person or by proxy at the meeting, voting together, is required to approve Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECCOMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES, $.001 PAR VALUE, FROM 200,000,000 TO ONE BILLION.

PROPOSAL 2

TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO COMBINE SHARES OF THE COMPANY’S COMMON STOCK TO EFFECT A ONE FOR THIRTY REVERSE STOCK SPLIT.

The primary reasons for a reverse stock split are to increase the public trading price of the Company’s shares and to reduce the outstanding common stock to a level that would make the Company more attractive to potential investors. The Board of Directors expects that a reverse stock split of the common stock will increase the market price of the common stock. However, the company cannot be certain whether the reverse stock split would increase the trading price for the common stock. There is no assurance that:
•
the trading price per share of common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the reverse stock split; and

•	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower priced stocks;

The market price of the Common Stock would also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse split would be to reduce the number of shares of common stock outstanding, and we anticipate increasing the trading price of our common stock. However, the effect of any reverse stock split upon the market price for our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied, with some companies losing substantial market value after a reverse stock split. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock.

The following table reflects the number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, and the approximate percentage reduction in the number of outstanding shares, based on 128,382,181 shares of common stock outstanding as of the record date, as well as the number of shares of common stock that would be available for issuance after the proposed reverse stock split:

	Common Shares	Exchange Ratio	Common Shares - Post Split
Current Outstanding	128,382,181	30	4,279,406
Additional Shares - May Convertible Notes	23,766,387	30	792,213
Additional Shares - Series A Convertible Preferred	1,250,000	30	41,667
Conversion of Series B Convertible Preferred	61,975,000	30	2,065,833
Current Options and Warrants	33,522,054	30	1,117,402

Effects on Ownership by Individual Stockholders.

If a reverse split is implemented, the number of shares of common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by the exchange ratio, and then rounding up to the nearest whole share. No fractional shares will be issued as a result of the reverse split. In lieu of any fractional interest in a share to which each stockholder otherwise would be entitled as a result of the reverse split, the Company will issue to such stockholder one whole share of common stock, as described in further detail below. The reverse stock split would affect our common stock uniformly and would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Effect on Options, Warrants and Other Securities.

In addition, all outstanding options, warrants, convertible preferred stock, and other securities entitling their holders to purchase shares of our common stock will be adjusted, as required by the terms of these securities, for the reverse stock split. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock incentive and employee stock purchase plans would be reduced proportionally based on the exchange ratio of the reverse stock split. None of the rights currently accruing to holders of our common stock, options, warrants, convertible preferred stock or other securities convertible into common stock, will be affected by the reverse stock split.

Other Effects on Outstanding Shares.

If a reverse stock split is implemented, the rights and preferences of the outstanding shares of common stock will remain the same after the reverse split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

Effect on Authorized Shares of common stock.

The reverse stock split, if implemented, would not change the number of authorized shares of common stock as designated by our amended Articles of Incorporation (1 billion authorized.) Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

Possible Anti-Takeover Effects.

Under the proposed reverse stock split, the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of our board of directors to issue authorized and unissued shares without further stockholder action. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting, for example, the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s certificate of incorporation or bylaws. As a result, management and the board might use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.

If our stockholders approve some or all of the proposed amendments to our certificate of incorporation, the board of directors may elect whether or not to declare a reverse stock split, as well as the exchange ratio, at any time before the first anniversary of this Special Meeting of Stockholders. The reverse stock split would be implemented by filing the appropriate amendment to our Articles of Incorporation with the Nevada Secretary of State, and the reverse stock split would become effective on the date of the filing. As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All options, warrants, convertible preferred stock and other securities would also be automatically adjusted on the effective date. Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock will be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares--We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the exchange ratio would instead receive one additional whole share at no additional cost upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The number of shares to be issued in connection with rounding up such fractional interests is not expected by management of the Company to be material.

Accounting Consequences--The par value of our common stock would remain unchanged at $.001 per share after the reverse stock split and as a result, the reverse stock split will not affect the total amount of stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged, the common stock and additional paid-in capital components of total stockholders’ equity will change by offsetting amounts. The per share net loss and net book value per share of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted according for the reverse stock split. The Company does not anticipate that any material accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences--The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder’s own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon his or her exchange of shares pursuant to the reverse stock split (except in the case of the portion of whole shares attributable to the rounding up of fractional shares, as discussed herein). A stockholder’s tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the shares exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein. New shares attributable to the rounding up of fractional shares to the nearest whole number of shares will be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders generally should recognize ordinary income to the extent of earnings and profits of the company allocated to the portion of each whole share attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received from the exchange of property. The stockholder’s holding period for the shares will include the period during which he or she held the pre-split shares surrendered in the reverse split. The portion of the shares received by a stockholder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse split. The reverse split would constitute a reorganization within the meaning of Section 368(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the reverse split.

Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

VOTE REQUIRED

The affirmative vote of a majority of all outstanding shares of common stock and Series B Convertible Preferred Stock, voting together, is entitled to vote at the meeting is required to approve Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECCOMENDS A VOTE FOR THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, PAR VALUE $.001 PER SHARE, BY A RATIO OF 1-FOR 30.

PROPOSAL 3

TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES $.001 PAR VALUE, FROM 50,000,000 TO 100,000,000.

The Company is authorized to issue 50 million shares of preferred stock, 3 million of which has been designated as “Series A Convertible Preferred” (“Series A”), 19 million of which has been designated as “Series B Convertible Preferred” (“Series B”), and 16 million which have been designated as Series C (“Series C”) and 12 million of which have no terms designated by the Board of Directors. As of November 30, 2006, there were: a) no Series A Convertible Preferred outstanding, b) 2,479,000 shares of Series B outstanding, and c) no Series C outstanding. In accordance with the Articles of Incorporation, the Board of Directors has the authority, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

(1) the distinctive serial designation and the number of shares constituting such series;

(2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3) the voting powers, full or limited, if any, of the shares of such series;

(4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed:

(5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

(9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock.

The Board of Directors has proposed the increase in authorized preffered shares to enable the Company as a means of providing it with the additional flexibility to act with respect to the issuance of preferred shares or securities exercisable for, or convertible into, common shares in circumstances which it believes will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Amended Articles of Incorporation at that time.

VOTE REQUIRED

The affirmative vote of a majority of all outstanding shares of common stock entitled to vote at the meeting, as well as a majority of all outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, entitled to vote at the meeting, voting as a separate classe, is required to approve Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED STOCK, $.001 PAR VALUE, FROM 50,000,000 TO 100,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 30, 2006, certain information as known to the Company with respect to the beneficial ownership of our common stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director, (iii) each of the executive officers, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, all person named below can be reached at General Environmental Management, Inc. 3191 Temple Avenue, Ste 250, Pomona, CA 91768.

Name	No. of Shares owned	% of Stock Outstanding (1)
Timothy J. Koziol	590,030 (2)	0.4%
Clyde Rhodes	400,030	0.3%
James Stapleton	31,717	0.02%
Brett M. Clark	90,000 (3)	0.07%
Directors and Officers as a Group	1,111,777	0.8%

(1)	Based upon 128,382,181 shares outstanding.
(2)	Includes 190,000 options to purchase common stock at $1.00 per share.
(3)	Includes 90,000 options to purchase common stock at $1.30 per share.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form proxy to vote the shares they represent as the board of directors may recommend.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of the Special Meeting, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

Please sign and promptly return your proxy in the enclosed envelope. Your vote is important.

By Order of the Board of Directors
Clyde E. Rhodes Jr., Secretary

Dated: January 10, 2007

Appendix A

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
3191 Temple Avenue, Ste 250
Pomona, CA 91768

PROXY FOR THE 2007 SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 29, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of GENERAL ENVIRONMENTAL MANAGEMENT, INC (the “Company”), a Nevada corporation, will be held on January 29, 2007 at 10:00 a.m., local time, at the office of the Company, 3191 Temple Avenue, Ste 250, Pomona, CA 91768 for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Timothy J. Koziol and Brett M. Clark, and each of them, as proxies and attorneys-in-fact, with full power of substitution, to represent and vote on the matters set forth in this proxy any and all shares of the Common Stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Special Meeting of Stockholders of the Company to be held on January 29, 2007, at 10:00 a.m., local time, and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes the above named Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card. The shares represented by this proxy will be voted as specified, or, if no specification is made, in favor of each proposal. The Signatory hereby further confers upon said Proxies, and each of them, or their substitutes, discretionary authority to vote with respect to all other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof.

The Signatory hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, Proxy Statement and Special Report.